Free Writing Prospectus

VanEck Merk Gold ETF

2026-10-21 VanEck Tax Loss Harvesting - Blog

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Pursuant to 433/164

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Vaii \ ck. UN ITE D STAT ES /1ND IVI DUAL INVE STO R I NVESTM ENTS EDU CAT 10 N IN SI GHTS RESO URC ES 0 UR FI RM S U BS C RI PT 10 N S I I N S I G H T5 I I NVE 5 TM E N T 0 UT LO 0 K 2026 Tax - Loss Harvesting Opportunities with VanEck ETFs October 20, 2026 | READ TIME 13 MI N YO U MAY ENQ OY GOL D I NVEST ING Gold vs Bitcoin: The Allocation Debate HODL ITM MCI MLN OUN O TE O DS ENT S QLD IMCU I ABNL THE SE PTE M BER 08, 20 26 Tax - loss harvesting season is here. We screened the US - listed ETF market for 2026 losers and found VanEck matches with 90 0 é+ correlation. EMERG I N G MARKETS EQ UITY Rethinking Home Country Bias OC TO B ER 08, 20 26 Key Takeaways • Tax - loss harvesting may work best when you swap into a similar, not identical, fund to stay compliant with the wash - sale rule. EMERG I N G MARKETS EQ UITY VEFA Rebalance: Analyst Conviction Shifts to Industrials • We screened US - listed ETFs that are down YTD for VanEck ETFs in the same Morningstar category and with 9096+ correlation. • Among the largest YTD losses are gold ($8.7B), digital assets ($8.0B), muni bonds ($6.4B) and corporate bonds ($5.8B). • Physically backed gold ETFs are down about 3 0 a YTD, and OUNZ tracks the largest funds at 97 0 a correlation. SE PTE M BER 1 8, 20 26 • Muni and corporate bond ETFs are down 3 - 5 0 a YTD, and ITM, MLN and MIG track the losing funds with 97 0 é+ correlation. Every fall, investors and advisors look for positions that have lost value so they can realize those losses to offset gains. The usual approach is to sell the losing fund and buy a similar, but not identical, fund to stay invested. We screened the US - listed ETF market to see where 2026 losses are concentrated. Then for each losing ETF, we checked whether a VanEck ETF in the same Morningstar category has historically moved closely with it.

At a glance, here are our main findings: • Gold ETFs are down about 3Y» YTD, with roughly $8.7B of estimated losses across GLD, IAU, GLDM and others. VanEck Merk Gold Trust (OUNZ) is 9796 correlated with them. • Municipal bond ETFs are down across the curve, with about $6.4B of estimated losses. VanEck's muni ETFs (ITM, MLN, HYD, XMPT, SHYD, SMB) are 91 — 100% correlated with the largest losing funds in their categories. • Investment - grade corporate bond ETFs are down 3 - 4 Σ A YTD, with about $5.8B of estimated losses. MIG and MBBB are 99 — 1 0096 correlated with VCIT, LQD and IGIB. • Spot crypto ETFs are down 4 - 119’+ YTD. HODL, ETHV and VSOL hold the same underlying assets as the larger competing funds. • Broad sector ETFs are down too. XLY, XLU, XLC and XLF are negative YTD, and VanEck's TruSector ETFs in those sectors are 95 — 1 00 Σ é correlated with them. The TruSector funds are new, so those correlations rest on limited history. • Some large losses have no close VanEck match, including silver (SLV, - 16 Σ é YTD), Greater China, medical devices and Large Growth. A Quick Primer on Tax - Loss Harvesting Tax - loss harvesting means selling an investment that has dropped below its purchase price to realize a capital loss. That loss can offset realized gains and, within limits, ordinary income. The wash - sale rule (IRC Section 1091) disallows the loss if you buy a "substantially identical" security within 30 days before or after the sale. The IRS has not defined "substantially identical," but funds that track the same index are generally viewed as risky substitutes. Funds with different index providers, methodologies or holdings are generally viewed as more defensible, but that is not guaranteed. The rule also applies across your accounts, including IRAs and a spouse's accounts. Your broker may not flag a wash sale between two different funds. Our Tax - Loss Harvesting Analysis Morningstar groups funds into categories based on what they actually hold, not just how they describe themselves. Examples include "Muni National Intermediate," "Corporate Bond" and "Digital Assets." Using these categories keeps each comparison like - for - like. We only match a losing ETF to a VanEck ETF in the exact same Morningstar category. We looked at US - listed ETFs with at least $100M in assets that were down YTD through September 30, 2026. We excluded leveraged, inverse and exchange - traded note products. For ETFs launched in the past year, we used the return since launch. A few older funds that are up YTD but down over the past year are flagged as such. This analysis considers only VanEck ETFs as potential replacements; other funds that were not reviewed may also be suitable alternatives. For each fund, we multiplied current assets by its decline. This shows roughly how much value the fund has lost. It is not a measure of any individual investor's loss, which depends on when they bought. Correlation measures how closely two funds' returns have moved together. 1 00% means they moved in lockstep. We counted a VanEck ETF as a close match at 90% or higher, using monthly returns from October 2023 through September 2026 (up to 36 months). For funds with less than a year of history, we used weekly returns since launch. Those matches are marked t in the below tables and should be treated as directional. High correlation in the past does not mean two funds will move together in the future. Correlation does not measure the size of return differences; correlated funds can have meaningfully different returns.

Returns are YTD through September 30, 2026, unless otherwise noted. Where a row lists more than one VanEck ETF, "Minimum correlation" is the lowest correlation between the losing ETF and any of those funds. YTD returns may not reflect longer-term performance.

Municipal Bonds

Muni ETFs are down 3–5% YTD in the intermediate and long categories, less at the short end. Across the four muni categories where VanEck has an ETF, estimated losses total about $6.4B. Most of that is in intermediate munis, where VTEB and MUB alone account for nearly $4B.

Morningstar category	VanEck ETF	Losing ETF	Est. loss	Return (%)	Minimum correlation (%)
Muni National Intermediate	**ITM**	VTEB	$2.0B	−3.8	99
		MUB	$1.8B	−3.7	99
		JMUB	$289M	−3.3	99
		CGMU	$208M	−2.9	99
		SCMB	$135M	−4.1	99
Muni National Long	**MLN**	PZA	$234M	−5.4	100
		TFI	$128M	−4.3	97
		LMUB	$87M	−5.4	100
		VCRM	$71M	−3.0	98
High Yield Muni	**HYD** / **XMPT** / **SHYD**	HYMB	$123M	−3.2	94
		FLMI	$90M	−3.8	96
		CGHM	$84M	−2.5	93
		HIMU	$74M	−2.9	91
Muni National Short	**SMB**	VTES	$47M	−1.2	100
		SUB	$42M	−0.4	99
		SHM	$35M	−1.0	99

Source: Morningstar. As of 9/30/2026. Correlation is based on 3-year returns. Referenced ETFs may differ materially in objectives, strategies, holdings, risks, fees, liquidity, tax treatment, and other characteristics.

Quarter End Returns ( /o) as of 9/30/2026 Since Q3 Return Net Exp. Gross Inception Inception S Yr 10 Yr 2026 YTD 1 Yr 3 Yr Basis Ratio Exp. Ratio Date Ticker Name VanEck ETFs 2.96 - 0.57 1.22 - 5.81 - 4.61 - 2.79 2.75 NAV ITM VanEck Intermediate Muni ETF 1 2/04/2007 0.1 8 0.1 8 Market Price - 5.59 - 4.78 - 2.70 2.81 - 0.53 1.25 2.98 Investment O6jectiv'e: To replicate as closely as possible, before fees and expenses, the price and yield performance of the ICE Intermediate AMT - Free Broad National Municipal Index (MBNI), which is intended to track the overall peiformance of the U.S. dollar denominated intermediate - term tax - exempt bond market. NAV - 7.93 - 4.75 - 3.05 2.89 - 2.22 0.65 2.50 MLN VanEck Long Muni ETF 01/02/2008 0.24 0.24 Market Price - 7.20 - 4.42 - 2.94 2.99 - 2.1 3 0.69 2.50 Investment O6jectiv'e: To replicate as closely as possible, before fees and expenses, the price and yield performance of the ICE Long AMT - Free Broad National Municipal Index (MBNL), which is intended to track the overall performance of the U.S. dollar denominated long - term tax - exempt bond market. NAV - 5.94 - 2.71 - 1.36 3.71 - 1.23 1.1 8 4.50 HYD VanEck High Yield Muni ETF 02/04/2009 0.32 0.32 Market Price - 5.66 - 3.24 - 1.45 3.69 - 1.14 1.21 4.40 Investment O6jectiv'e: To replicate as closely as possible, before fees and expenses, the price and yield performance of the ICE Broad High Yield Crossover Municipal Index (MHYX), which is intended to track the overall performance of the U.S. dollar denominated high yield long - term tax - exempt bond market. NAV - 12.44 - 8.01 - 6.31 6.48 - 3.24 0.74 3.32 XMPT VanEck CEF Municipal Income ETF 07 12/201 1 3.40 3.40 Market Price - 12.69 - 8.23 - 6.50 6.43 - 3.32 0.74 3.33 Investment O6jectiv'e: To replicate as closely as possible, before fees and expenses, the price and yield performance of S - Network Municipal Bond Closed - End Fund Index (CEFMXTR), which is intended to track the overall performance of the U.S. - listed closed - end funds that invest in U.S. dollar denominated tax - exempt market. NAV - 3.16 - 1.31 - 0.67 3.73 0.36 1.68 2.05 SHYD VanEck Short High Yield Muni ETF 01/1 3/2014 0.32 0.32 Market Price - 3.32 - 1.96 - 0.76 3.94 0.39 1.69 2.01 Investment O6jectiv'e: To replicate as closely as possible, before fees and expenses, the price and yield performance of ICE 1 - 12 Year Broad High Yield Crossover Municipal Index (MIHX), which is intended to track the overall performance of the U.S. dollar denominated high yield short - term tax - exempt bond market.

NAV - 1.79 - 0.68 - 0.13 2.98 0.90 1.34 1.90 SMB VanEck Short Muni ETF 02/22/2008 0.07 0.07 Market Price - 1.73 - 0.96 - 0.13 3.04 0.88 1.34 1.87 Investment O6jectiv'e: To replicate as closely as possible, before fees and expenses, the price and yield performance of the ICE Short AMT - Free Broad National Municipal Index (MBNS), which is intended to track the overall performance of the U.S. dollar denominated short - term tax - exempt bond market. Other ETFs mentioned NAV - 5.77 - 3.79 - 2.31 2.77 - 0.1 1 1.46 1.86 VTEB Vanguard Tax - Exempt Bond Index Fund ETF Shares 08/21/201 5 0.03 0.03 Market Price - 5.56 - 3.67 - 2.1 5 2.76 - 0.07 1.48 1.88 Investment O6jectiv'e: To track the performance of a benchmark index that measures the investment - grade segment of the U.S. municipal bond market. NAV MUB ishares National Muni Bond ETF 09/07/2007 0.05 0.05 Market Price Investment O6jectiv'e: To track the investment results of an index composed of investment - grade U.S. municipal bonds. 2.84 1.38 - 0.07 2.60 - 2.23 - 5.56 - 3.71 2.91 1.41 - 0.04 2.65 - 1.97 - 5.29 - 3.57 NAV - 5.13 - 3.33 - 2.09 3.06 0.27 — 2.31 JMUB JPMorgan Municipal ETF 1 0/29/201 8 0.1 8 0.1 8 Market Price - 5.21 - 3.49 - 2.26 3.01 0.25 — 2.32 Investment Objective: To provide monthly dividends, which are excluded from gross income, and to protect the value of your investment by investing primarily in municipal obligations. NAV - 4.81 - 2.93 - 1.46 3.77 4.22 CGMU Capital Group Municipal Income ETF 1 25/2022 0.27 0.27 Market Price - 4.73 - 2.85 - 1.67 3.70 4.36 Investment O6jectiv'e: To provide a high level of current income exempt from regular federal income tax, consistent with the preservation of capital. NAV - 5.94 - 4.12 - 2.64 2.55 2.33 SCMB Schwab Municipal Bond ETF 1 0/1 1/2022 0.03 0.03 Market Price - 5.60 - 3.99 - 2.29 2.56 2.45 Investment O6jectiv'e: To track as closely as possible, before fees and expenses, the total return of an index that measures the performance of the U.S. AMT - free municipal bond market.

PZA	Invesco National AMT-Free Municipal Bond ETF	10/11/2007	0.28	0.28	NAV	-8.19	-5.43	-3.79	2.23	-1.41	1.02	2.83
					Market Price	-8.14	-5.10	-3.78	2.33	-1.38	1.04	2.79

Investment Objective: *To track the investment results (before fees and expenses) of the ICE BofA National Long-Term Core Plus Municipal Securities Index (the "Underlying Index").*

TFI	State Street® SPDR® Nuveen ICE Municipal Bond ETF	09/11/2007	0.23	0.23	NAV	-5.99	-4.28	-2.86	2.40	-1.06	0.82	2.70
					Market Price	-5.77	-4.19	-2.76	2.52	-1.03	0.86	2.72

Investment Objective: *To provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the ICE 1+ Year AMT-Free Broad Municipal Index.*

LMUB	iShares Long-Term National Muni Bd ETF	03/17/2025	0.09	0.09	NAV	-8.29	-5.39	-3.41	—	—	—	-1.16
					Market Price	-8.28	-5.38	-3.18	—	—	—	-1.07

Investment Objective: *To track the investment results of an index composed of investment-grade U.S. municipal bonds with remaining maturities of 12 years or more.*

VCRM	Vanguard Core Tax-Exempt Bond ETF	11/21/2024	0.12	0.12	NAV	-5.51	-3.01	-1.43	—	—	—	0.87
					Market Price	-5.41	-2.89	-1.27	—	—	—	0.72

Investment Objective: *To provide total return, through current income that is exempt from federal personal income taxes, and capital appreciation.*

HYMB	State Street® SPDR® Nuveen ICE High Yield Municipal Bond ETF	04/13/2011	0.35	0.35	NAV	-6.61	-3.20	-1.62	4.00	-0.83	1.54	3.89
					Market Price	-6.67	-2.96	-1.43	4.03	-0.76	1.62	3.94

Investment Objective: *To provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the ICE US Select High Yield Crossover Municipal Index.*

FLMI	Franklin Dynamic Municipal Bond ETF	08/31/2017	0.30	0.30	NAV	-6.43	-3.75	-1.94	4.64	0.91	—	2.27
					Market Price	-6.37	-3.67	-2.07	4.66	0.91	—	2.27

Investment Objective: *A high level of current income that is exempt from federal income taxes.*

Income ETF 2.00 — — — - 0.67 - 2.50 NAV - 6.07 2.21 — — — - 0.66 - 2.53 Market - 5.84 Price CGHM Capital Group Municipal High - 6/25/2024 0.34 0.34 Investment O6jectiv'e: To provide a high level of current income exempt from regular federal income tax. 3.74 2.46 - 0.39 5.65 - 1.84 - 2.92 NAV - 7.18 3.77 2.49 - 0.33 5.75 - 2.20 - 2.91 Market - 7.12 HIMU ishares High Yield Muni Active ETF 08/01/2006 0.40 0.39 Price investment O6jecfiv'e: To provide shareholders with as high a level of income exempt from federal income taxes as is consistent with the investment policies of the Fund. NAV - 2.16 - 1.22 - 0.63 2.79 — — 2.28 VTES Vanguard Short - Term Tax - Exempt Bond ETF Shares 03/08/2023 0.05 0.05 Market Price - 2.04 - 1.20 - 0.62 2.82 — — 2.37 investment O6jecfiv'e: To track the performance of a benchmark index that measures the investment - grade segment of the U.S. municipal bond market with remaining maturities between one month and seven years. NAV - 1.42 - 0.35 0.17 2.76 1.24 1.34 1.51 SUB ishares Short - Term National Muni Bond ETF 1 1/05/2008 0.07 0.07 Market Price - 1.17 - 0.34 0.44 2.87 1.24 1.36 1.51 investment O6jecfiv'e: To track the investment results of an index composed of investment - grade U.S. municipal bonds with remaining maturities between one month and five years. NAV - 2.06 - 0.99 - 0.59 2.59 0.58 1.00 1.68 SHM State Street@ SPDR@ Nuveen ICE Short Term Municipal Bond ETF 1 0/1 0/2007 0.20 0.20 Market Price - 2.08 - 1.05 - 0.64 2.64 0.58 1.00 1.70 investment O6jecfiv'e: To provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the ICE f - S Year AMT - Free Broad Municipal Index. Source: Morningstar. As of 9/30/2026. Performance is based on net asset value (NAV) arid rejects total returns, including reinvested distributions. Returns for periods longer than one'/ear are annualized. Since - inception returns for £TFs with less than one year of history are cumulative. ” — ” indicates the £TF had not launched at the start of tf,e period. Expense rotios (96) are from eocf, MP - 's most recent prospectus, - net expense ratios reflect any fee waivers or reimbursements, which may expire. roe performance data qaoted represen zs post performance. fest performance is not o guorontee o//uture results. Investment retarn e n d principal value of on investmen z wiiiJuctuaie so shot o n investor's shares, often redeemed. may be worth more or less than their original cost. I erformonce mop be lower or higher then performance dots quoted. I lense coll 800.826.2333 or risit vaneck.com f'or performance curren z to the most recenz month ended.

Corporate Bonds and Preferreds

Investment-grade corporate bond ETFs are down 3–4% YTD, with about $5.8B of estimated losses. VanEck's IG corporate ETFs have moved closely with the large index funds, though both are small (**MIG** about $18M, **MBBB** about $5M in assets). In preferreds, PFF is the only large losing fund with a close VanEck match.

Morningstar category	VanEck ETF	Losing ETF	Est. loss	Return (%)	Minimum correlation (%)
Corporate Bond	**MIG** / **MBBB**	VCIT	$2.3B	−3.4	99
		LQD	$1.2B	−4.4	100
		IGIB	$646M	−3.4	99
		USIG	$503M	−2.8	100
		SCHI	$381M	−3.4	99
Preferred Stock	**PFXF**	PFF	$172M	−1.4	94

Source: Morningstar. As of 9/30/2026. Correlation is based on 3-year returns. Referenced ETFs may differ materially in objectives, strategies, holdings, risks, fees, liquidity, tax treatment, and other characteristics.

Quarter End Returns (%) as of 9/30/2026

Ticker	Name	Inception Date	Gross Exp. Ratio	Net Exp. Ratio	Return Basis	Q3 2026	YTD	1 Yr	3 Yr	5 Yr	10 Yr	Since Inception
VanEck ETFs												
MIG	**VanEck Moody's Analytics IG Corporate Bond ETF**	12/01/2020	0.20	0.20	NAV	-3.85	-3.11	-2.61	5.11	0.00	—	0.23
					Market Price	-4.30	-3.37	-2.88	5.10	-0.04	—	0.19
MBBB	**VanEck Moody's Analytics BBB Corporate Bond ETF**	12/01/2020	0.25	0.25	NAV	-3.77	-2.93	-2.46	5.47	0.16	—	0.49
					Market Price	-3.96	-3.21	-2.74	5.44	0.12	—	0.45

Investment Objective: *To track, as closely as possible, before fees and expenses, the price and yield performance of the MVIS® Moody's Analytics® US Investment Grade Corporate Bond Index, which includes investment grade corporate bonds that have attractive valuations and a lower probability of being downgraded to high yield compared to other investment grade bonds.*

Investment Objective: *To track, as closely as possible, before fees and expenses, the price and yield performance of the MVIS® Moody's Analytics® US BBB Corporate Bond Index, which includes BBB rated corporate bonds that have attractive valuations and a lower probability of being downgraded to high yield compared to other BBB rated bonds.*

PFXF	**VanEck Preferred Securities ex Financials ETF**	07/16/2012	0.40	0.40	NAV	-0.02	2.96	5.14	9.00	3.03	4.68	5.23
					Market Price	-0.36	2.78	4.83	8.78	3.02	4.62	5.24

Investment Objective: *To replicate as closely as possible, before fees and expenses, the price and yield performance of the ICE Exchange-Listed Fixed & Adjustable Rate Non-Financial Preferred Securities Index (PFAN4PM), which is intended to track the overall performance of U.S. exchange-listed hybrid debt, preferred stock and convertible preferred stock issued by non-financial corporations.*

Other ETFs mentioned

VCIT	Vanguard Intermediate-Term Corporate Bond Index Fund ETF Shares	11/19/2009	0.03	0.03	NAV	-3.99	-3.40	-2.23	5.74	0.33	2.33	4.01
					Market Price	-4.06	-3.43	-2.33	5.73	0.34	2.29	3.99

Investment Objective: *To track the performance of a market-weighted corporate bond index with an intermediate-term dollar-weighted average maturity.*

LQD	iShares iBoxx $ Investment Grade Corporate Bond ETF	07/22/2002	0.14	0.14	NAV	-5.12	-4.41	-3.97	4.63	-1.30	1.74	4.19
					Market Price	-5.18	-4.35	-4.03	4.64	-1.27	1.70	4.19

Investment Objective: *To track the investment results of an index composed of U.S. dollar-denominated, investment grade corporate bonds.*

IGIB	iShares 5-10 Year Investment Grade Corporate Bond ETF	01/05/2007	0.04	0.04	NAV	-3.99	-3.35	-2.18	5.87	0.48	2.52	3.63
					Market Price	-4.11	-3.45	-2.30	5.87	0.49	2.49	3.63

Investment Objective: *To track the investment results of an index composed of U.S. dollar-denominated investment-grade corporate bonds with remaining maturities between five and ten years.*

USIG	iShares Broad USD Investment Grade Corporate Bond ETF	01/05/2007	0.04	0.04	NAV	-3.76	-2.80	-2.04	5.14	-0.21	2.05	3.74
					Market Price	-3.87	-2.88	-2.20	5.14	-0.19	2.01	3.73

Investment Objective: *To track the investment results of an index composed of U.S. dollar-denominated investment-grade corporate bonds.*

SCHI	Schwab 5-10 Year Corporate Bond ETF	10/09/2019	0.03	0.03	NAV	-4.03	-3.42	-2.26	5.75	0.33	—	1.50
					Market Price	-4.08	-3.46	-2.35	5.75	0.37	—	1.56

Investment Objective: *To track as closely as possible, before fees and expenses, the total return of an index that measures the performance of the intermediate-term U.S. corporate bond market.*

NAV - 1.80 - 1.38 - 1.35 5.53 0.40 2.80 3.61 PFF ishares Preferred and Income Securities ETF 3 26/2007 0.45 0.45 Market Price - 1.87 - 1.39 - 1.63 5.50 0.41 2.77 3.61 Investment Objective: To track the investment results of an index composed of U.S. dollar - denominated preferred and hybrid securities. Source: Morningstar As o/ 9/30/2026. Re}ormance is based on net osset value (NAvj ond rejects totol returns, including reinvested distributions. Returns for periods longer thon one year are annualized. Since - inception returns for fffs with less than one year of history are cumulative. " — " indicates the £7£ had not launched at the stort of the period. Expense ratios (96) are from each MW - ’s most recent prospectus; net expense ratios reflect any fee waivers or reimbursements, whicn moy expire. The perf'ormonce data 9uoted represents past peJormance. I•asi perf'ormance is not o guarantee of future results. Investme n t return a ri d principal value of or i n vestment will fiucfuote so shot a ri inzeHors shores. when redeemed. may be worth more or less thou their original cost. feJrmance mop be lower or higher thou perf'ormance data quoted. I•Ieose call 800. m6.J888 or visit vaneck.com for perf'ormonce current to the most recent month ended. Gold and Precious Metals Physically backed gold ETFs are down about 396 YTD, with roughly $8.7B of estimated losses. OUNZ holds physical gold, like the funds below. Silver had a much worse year: SLV is down 16% YTD, about $5.7B of estimated losses, but no VanEck ETF tracks it closely. Among miners, GDx and GDxj have been correlated with two silver - mining funds. Source: Morningstar As o/ 9/30/2026. Correlation is based on $ - yeor returns. Referenced ERP - s moy direr materially in objectives, strategies, holdings, risks, fees, liquidity, tox treatment, and other characteristics. •tfanEck Merk Gold LTD ("OUNZ." or the "Trust"): 7fiis material musr be preceded or occomponied by' a prospectus: (OUNZ: f•rospectus } Investing in the Trust is subject to signif'ica ri t risk ord may not be suitable for all investors . The firust is not investment company' registered under the Investment Company'Act of $ 940 (M MO Sct* • ) or commodity pools for the purposes of the Commodity Exchange Act (“CPA“} . Shares of the frosts ore not subject to the same regulatory requireme n ts as mutual funds . As a resu( shareholde rs of the frosts do not hove the protections associated with ownership of shores in as i n vestment compa n y registered under the 4 MO Act or the protections aforded by the CA . Minimum correlation (96) Return (96) Est. loss Losing ETF VanEck ETF Morningstar category 97 — 3.3 $4.9B GLD OUNZ* Commodities Focused 97 — 3.2 $2.1B IAU 97 — 3.1 $1.0B GLDM 97 — 3.1 $256M IAUM 97 — 3.2 $236M SGOL 95 — 1.2 $44M SILJ GDX / GDXJ Equity Precious Metals 93 - 2.2 $15M SLVR

Quarter End Returns (%) as of 9/30/2026

Ticker	Name	Inception Date	Gross Exp. Ratio	Net Exp. Ratio	Return Basis	Q3 2026	YTD	1 Yr	3 Yr	5 Yr	10 Yr	Since Inception
VanEck ETFs												
OUNZ	**VanEck Merk Gold Trust**	05/16/2014	0.25	0.25	NAV	3.42	-3.83	7.40	30.68	18.69	11.79	9.55
					Market Price	3.39	-3.81	7.29	30.65	18.48	11.82	9.59
Investment Objective: *To provide investors with a convenient and cost-efficient way to buy and hold gold through an exchange traded product with the option to take physical delivery of gold.*												
GDX	**VanEck Gold Miners ETF**	05/16/2006	0.51	0.51	NAV	16.47	2.05	15.86	50.00	26.15	13.87	4.81
					Market Price	16.37	2.37	15.73	50.05	26.13	13.86	5.16
Investment Objective: *To replicate as closely as possible, before fees and expenses, the price and yield performance of the MarketVector Global Gold Miners Index (MVGDXTR), which is intended to track the overall performance of companies involved in the gold mining industry.*												
GDXJ	**VanEck Junior Gold Miners ETF**	11/10/2009	0.52	0.52	NAV	15.90	-0.31	17.88	55.04	26.33	11.65	2.93
					Market Price	15.98	0.15	17.61	55.13	26.30	11.62	2.76
Investment Objective: *To replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® Global Junior Gold Miners Index (MVGDXJTR), which is intended to track the overall performance of small-capitalization companies that are involved primarily in the mining for gold and/or silver.*												
Other ETFs mentioned												
GLD	SPDR® Gold Shares	11/18/2004	0.40	0.40	NAV	3.63	-3.34	8.74	30.19	18.63	11.74	10.38
					Market Price	3.38	-3.90	7.14	30.48	18.32	11.73	10.37
Investment Objective: *To reflect the performance of the price of gold bullion, less GLD's expenses.*												
IAU	iShares Gold Trust	01/21/2005	0.25	0.25	NAV	3.67	-3.24	8.90	30.38	18.80	11.91	10.77
					Market Price	3.43	-3.78	7.32	30.69	18.51	11.90	10.79
Investment Objective: *To reflect generally the performance of the price of gold.*

Price Micro Price Shares ETF Price Miners ETF Price Physical Silver ETF 15.35 — 18.97 30.57 9.07 - 3.13 NAV 3.71 15.55 — 18.67 30.88 7.50 - 3.74 Market 3.48 GLDM SPDR@ Gold MiniShares 06/25/2018 0.10 0.10 GLDM's expenses. investment O6jecfiv'e: To reflect the performance of the price of gold bullion, less 16.37 19.02 30.61 9.10 - 3.11 NAV 3.71 16.55 — 18.73 30.94 7.58 - 3.65 Market 3.52 IAUM iShares@ Gold Trust 06/15/2021 0.09 0.09 investment O6jecfiv'e: To reflect generally the performance of the price ofgold. 8.50 11.94 18.90 30.48 8.99 - 3.18 NAV 3.69 8.50 11.93 18.61 30.77 7.47 - 3.70 Market 3.48 SGOL abrdn Physical Gold 09/09/2009 0.17 0.17 investment O6jecfiv'e: To reflect the performance of the price of gold bullion, less the Trust's expenses. 3.55 7.34 20.51 52.42 20.62 - 1.23 NAV 5.61 3.52 7.36 20.49 52.15 20.50 - 1.41 Market 5.25 SILJ Amplify junior Silver 11 28/2012 0.69 0.69 investment Objective: Seeks investment results that generally correlate (before fees and expenses) to the total return performance of the Nasdaq]unior Silver Miners* Index. 79.82 — — — NAV 8.56 - 2.17 28.13 85.06 — — — Market 8.47 - 2.44 27.56 SLVR Sprott Silver Miners “ 01/14/2025 0.65 0.65 Price investment O6jecfiv'e: To provide investment results that (before fees and expenses) correspond generally to the total return performance of the Nasdaq Sprott Silver Miners” Index (NSLVR ) by investing at least 80a of its total assets in securities of NSLVR . Source: Morningstar. As of 9/30/2026. Performance is based on net asset value (NAV) arid rejects total returns, including reinvested distributions. Returns for periods longer than one '/ear are annualized. Since - inception returns for £TFs with less than one year of history are cumulative. ” — ” indicates the £TF had not launched at the start of tf,e period. Expense rotios (96) are from eocf, MP - 's most recent prospectus, - net expense ratios reflect any fee waivers or reimbursements, which may expire. roe performonce data qaoted represen zs post performance. fest performe rs ce is noz o georo ri tee o//uture results. Investment retarn o n d principol value of on i n vestmenz wiiiJuctuaie so shot o n investor's shares, often redeemed. may be worth more or less than their original cost. I erformonce mop be Inver or higher then performe rs ce dots qnoted. I lense coll 800.826.2333 or risit vaneck.com f'or performonce currenz to the most recenz month endcd.

Digital Assets Spot bitcoin ETPs are down about 4 — 6 0 a YTD and spot ether ETPs about 9 — 1 196. Solana ETPs launched in late 2025 are well below their launch prices. Together, losses in funds with a close VanEck match total about $8.0B. Blockchain equity ETFs are mostly up YTD but down over the past year. Digital asset instruments are subject to significant price volatility, regulatory uncertainty, and potential loss of principal. Notes Minimum correlation ("A) Return Est. loss Losing ETF VanEck ETF Morningstar category All hold spot bitcoin 1 00 — 4.3"A $3.0B IBIT HODL* Digital Assets 1 00 — 4.3"A S695M FBTC 1 00 — 5.6"A S636M GBTC 1 00 — 4.7"A 5261 M BTC All hold spot ether 1 00 — 1 0.096 $1.1B ETHA ETHV* Digital Assets 1 00 — 9.2"A 5251 M ETH 1 00 — 1 1.196 S239M ETHE 1 00 — 1 0.096 S1 71 M FETH All hold spot SOL 1 00 — 38 Σ A since Oct 2025 launch 581 0M BSOL VSOL’* Digital Assets 1 00 — 6.9"A since Nov 2025 launch $1 8M FSOL 91 — 1 5.196 $24M LTCN VAVX’* Digital Assets Up YTD, down over 1 year 94 — 8.0"A (1 year) $97M BLOK DAPP / NODE Equity Digital Assets 97 — 1 7.696 (1 year) $63M BKCH 95 — 14.596 (1 year) $40M STCE Source: Morningstar. As of 9/30/2026. Correlation is based on 3 - year returns except there indicated with ). Referenced ErFs moy differ moterioJJy in o6jectires, strategies, holdings, risks, fees, liquidit'y, tox treatment, and other ed aracteristics. •vonEck Bitcoin ETr (“HOOL“j, YanEct Ethereum EYF (“fHfK9, YanEck Somno ETF (’vSOL”j and YanEct Avalanche ETr (‘¥AVX”j leach, o ‘Trust ” and collectively, the “7rusts”j: this material must be preceded or occomponied bft a prospectus: (HODL: Prospectus; ££H¥: Prospectus ; YSOL: Prospectus ; YAVIt: Prospectus j Investing in the Trust is subject to rig+timeout risk end moft ri ot be suitable for all i n vestors. ltte vogues of Bitcoin, Ether, Solana and AvAx ore highly volatile, and ftou con lose year e+ttire principal i n vestment. The Trust is ri ot investment componft registered under the lnvestmeni Company Act of 1940 (“$940 Acf9 or commodity pools /or the purposes of the Commodity £xcfta+age Act (“CEA“j. Shares o/the Yrusts ore ri ot subject to the same regulatory requirements os mutuol funds. As o resaft, shareholders of the Trusts do ri ot have the protectio n s associated with our+tersfiip o/ sheres i+t on i n vestment compa n y registered under the 1940 Act or the protections afforded bft the CEA.

Quarter End Returns (%) as of 9/30/2026

Ticker	Name	Inception Date	Gross Exp. Ratio	Net Exp. Ratio	Return Basis	Q3 2026	YTD	1 Yr	3 Yr	5 Yr	10 Yr	Since Inception
VanEck ETFs												
HODL	**VanEck Bitcoin ETF**	01/04/2024	0.20	0.20	NAV	42.85	-4.13	-26.63	—	—	—	26.26
					Market Price	42.20	-4.49	-27.03	—	—	—	27.08
Investment Objective: *To reflect the performance of the price of Bitcoin less the expenses of the Trust's operations.*												
ETHV	**VanEck Ethereum ETF**	06/25/2024	0.20	0.20	NAV	69.53	-9.96	-35.43	—	—	—	-10.33
					Market Price	69.02	-10.31	-36.06	—	—	—	-10.80
Investment Objective: *To reflect the performance of the price of Ether ("ETH") less the expenses of the Trust's operations.*												
VSOL	**VanEck Solana ETF**	11/14/2025	0.30	0.30	NAV	61.67	-1.61	—	—	—	—	-13.29
					Market Price	60.45	-2.49	—	—	—	—	-13.79
Investment Objective: *To reflect the performance of the price of Solana ("SOL") and rewards from staking a portion of the Trust's SOL, to the extent the Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, by jeopardizing the Trust's ability to qualify as a grantor trust for tax purposes, less the expenses of the Trust's operations.*												
VAVX	**VanEck Avalanche ETF**	01/26/2026	0.20	0.20	NAV	66.45	—	—	—	—	—	-5.11
					Market Price	65.99	—	—	—	—	—	-5.31
Investment Objective: *To reflect the performance of the price of AVAX, and rewards from staking a portion of the Trust's AVAX, to the extent the Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, by jeopardizing the Trust's ability to qualify as a grantor trust for U.S. federal income tax purposes, less the expenses of the Trust's operations.*												
DAPP	**VanEck Digital Transformation ETF**	04/12/2021	0.52	0.52	NAV	-2.11	14.96	-12.57	53.39	-0.95	—	-8.46
					Market Price	-2.17	14.70	-12.83	53.14	-0.98	—	-8.60
Investment Objective: *To track as closely as possible, before fees and expenses, the price and yield performance of the MVIS Global Digital Assets Equity Index (the "Index"), which is intended to track the performance of companies that are participating in the digital assets economies.*

NODE	**VanEck Onchain Economy ETF**	05/13/2025	0.69	0.67*	NAV	-9.66	12.78	-3.03	—	—	—	33.49
					Market Price	-9.74	12.47	-3.39	—	—	—	35.98

Investment Objective: *Actively managed ETF that seeks long-term capital appreciation by investing in companies and instruments that are meaningfully tied to the on-chain economy, including blockchain infrastructure, digital asset services, and digital asset exposure.*
**VanEck Absolute Return Advisers Corporation (the "Adviser" or "VEARA") will pay all expenses of the Fund (inclusive of any Subsidiary (as defined below) expenses), except for the fee payment under the investment management agreement, acquired fund fees and expenses, interest expense, offering costs, trading expenses, taxes and extraordinary expenses. Notwithstanding the foregoing, the Adviser has agreed to pay the offering costs until at least May 1, 2027.*

Other ETFs mentioned

IBIT	iShares Bitcoin Trust ETF	01/05/2024	0.25	0.25	NAV	42.78	-4.30	-26.80	—	—	—	26.44
					Market Price	42.20	-4.65	-27.17	—	—	—	27.31

Investment Objective: *To reflect the performance of the price of bitcoin.*

FBTC	Fidelity Wise Origin Bitcoin Fund	01/10/2024	0.25	0.25	NAV	42.80	-4.33	-26.80	—	—	—	24.61
					Market Price	42.29	-4.71	-27.22	—	—	—	25.37

Investment Objective: *To track the performance of bitcoin, as measured by the performance of the Fidelity Bitcoin Reference Rate (the "Index"), adjusted for the Trust's expenses and other liabilities.*

GBTC	Grayscale Bitcoin Trust ETF	09/25/2013	1.50	1.50	NAV	41.73	-5.63	-28.05	43.58	12.26	60.63	61.37
					Market Price	41.89	-5.51	-28.05	55.16	16.19	53.47	61.87

Investment Objective: *To reflect the value of Bitcoin held by the Trust, less expenses and other liabilities.*

BTC	Grayscale Bitcoin Mini Trust ETF	07/31/2024	0.15	0.15	NAV	42.20	-4.67	-27.07	—	—	—	11.90
					Market Price	42.39	-4.60	-27.02	—	—	—	12.43

Investment Objective: *To reflect the value of Bitcoin held by the Trust, less expenses and other liabilities.*

ETHA	iShares Ethereum Trust ETF	06/24/2024	0.25	0.25	NAV	69.49	-10.00	-35.47	—	—	—	-11.65
					Market Price	69.22	-10.30	-36.15	—	—	—	-12.15

Investment Objective: *To reflect generally the performance of the price of ether, the native token of the Ethereum network.*

Zoom

Mini ETF ETF - 1 0.65 — — — - 34.97 - 9.19 NAV 69.64 - 1 1.16 — — — - 34.94 - 9.16 Market Price 69.59 ETH Grayscale Ethereum Staking 7 23/2024 0.15 0.15 investment O6jecfiv'e: To reflect the value of Ether held by the Fund, less expenses and other liabilities. 10.58 — - 6.1 7 1 0.70 - 36.61 - 1 0.94 NAV 68.74 - 6.08 — - 5.24 25.19 - 36.67 - 1 0.95 Market Price 68.66 ETHE Grayscale Ethereum Staking 12 14/201 7 2.50 2.50 investment O6jecfiv'e: To reflect the value of Ether held by the Trust, less expenses and other liabilities. NAV 69.33 - 1 0.02 - 35.52 — — — - 1 1.63 FETH Fidelity Ethereum Fund 07/22/2024 0.25 0.25 Market Price 68.81 - 1 0.27 - 36.05 — — — - 12.1 0 investment O6jecf/v'e: To track the performance of ether, the native token of the Ethereum blockchain, as measured by the performance of the Fidelity Ethereum Reference Rate (the “Index’), adjusted for the Trust‘s expenses and other liabilities. NAV 62.64 - 0.64 — — — — - 38.03 BSOL BiMise Solana Staking ETF 1 0/27/2025 0.20 0.20 Market Price 61.34 - 1.52 — — — — - 38.40 investment O6jecfiv'e: To seek to provide exposure to the value of Solana held by the Trust, less the expenses of the Trusf's operations and other liabilities. The Trusf's secondary investment objective is to derive additional Solana through staking. NAV 62.03 - 1.80 — — — — - 5.93 FSOL Fidelity Solana Fund 1 1/1 7/2025 0.25 0.25 Market Price 61.1 0 - 2.39 — — — — - 6.36 investment O6jecf/v'e: To track the performance of SOL, as measured by the performance of the Fidelity Solana Reference Rate (the “Index’), adjusted for the Trust‘s expenses and other liabilities, plus an amount based on the staking rewards associated with SOL. NAV 57.57 - 1 5.1 5 - 39.48 - 2.41 - 17.1 5 — - 14.61 LTCN Grayscale Litecoin Trust (LTC) 03/01/2018 2.50 2.50 Market Price 70.39 - 9.78 - 40.1 0 3.1 3 - 18.20 — - 14.89 investment O6jecfiv'e: For the value of the Shares (based on LTC per Share) to reflect the value of the LTC held by the Trust, determined by reference to the Index Price (as defined below). less the Trust's exoenses and other liabilities.

Technology ETF Price Investment objective: To provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Solactive Blockchain Index. 17.19 — 1 0.99 49.1 0 - 8.01 7.60 NAV - 2.50 17.23 — 1 1.08 49.13 - 7.90 7.77 Market Price - 2.24 BLOK Amplify Blockchain 01/16/201 8 0.70 0.70 Investment objective: To provide investors with total return. - 3.68 — - 2.73 49.62 - 1 7.63 9.20 NAV - 6.97 - 3.72 — - 2.74 49.51 - 1 7.52 9.33 Market - 6.69 BKCH Global X Blockchain ETF 07/12/2021 0.50 0.50 STCE Schwab Crypto Thematic Natural Language Processing ETF 08/03/2022 0.30 0.30 27.51 — — 51.87 - 14.48 9.88 NAV - 5.67 28.12 — — 51.71 - 14.70 1 0.1 1 Market - 5.62 Price Investment objective: To track as closely as possible, before fees and expenses, the total return of an index that is designed to deliver global exposure to companies that may benefit from the development or utilization of cryptocurrencies (including bitcoin) and other digital assets, and the business activities connected to blockchain and other distributed Iedyer technolo gy . Source: Morningstar. As of 9/30/2026. Performance is based on net asset value (NAV) and rejects total returns, including reinvested distributions. Returns for periods longer than one year are annualized. Since - inCeption returns for ETFs with less than one year of history are cumulative. ” — ”indicates the ETF had FlQt IaunChed at the start of the period. Expense ratios (&) are from each ETF's most recent prospectus, Σ net expense ratios reflect any fee waivers or reimbursements, whiCh may expire. The performance data quoted represents past performance. Past performance is not a guarantee offuture results. Investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be wash more or less than their original cost. Performance may be lower or higher than performance data quoted. Please call 800.826.2333 or visit vaneck.com/or performance current to the most recent month ended.

US Equity Sectors

Several of the largest sector ETFs are down YTD: consumer discretionary, utilities, communication services and financials. VanEck's TruSector ETFs in those sectors track them closely. Most TruSector funds launched in 2026, so their correlations rest on short histories. Outside the broad sectors, uranium, robotics, mortgage REIT and BDC funds also have close VanEck matches.

Morningstar category	VanEck ETF	Losing ETF	Est. loss	Return (%)	Minimum correlation (%)	Notes
Consumer Cyclical	**TRUD**	XLY	$1.9B	−8.3	96	
		VCR	$415M	−6.8	95	
		FDIS	$117M	−6.7	94	
Utilities	**TRUU**†	XLU	$1.4B	−5.7	100	Launched July 2026
		VPU	$465M	−5.7	100	
		UTES	$127M	−10.1	92	
		FUTY	$120M	−5.6	100	
Communications	**TRUC**†	XLC	$1.2B	−4.9	95	
		VOX	$55M	−0.9	96	
Financial	**TRUF**†	XLF	$688M	−1.4	100	
		VFH	$167M	−1.3	99	
		IYF	$55M	−1.4	97	
Industrials	**TRUI**†	ITA	$407M	−3.3	91	
Natural Resources	**NLR**	URA	$391M	−6.6	98	
		URNM	$281M	−13.3	90	
Technology	**IBOT**	BOTZ	$81M	−2.4	92	
Real Estate	**MORT**	REM	$68M	−13.2	100	
Financial	**GPZ**	PSP	$32M	−13.1	94	
Financial	**BIZD**	PBDC	$22M	−7.1	98	

Source: Morningstar. As of 9/30/2026. Correlation is based on 3-year returns except where indicated with †. Referenced ETFs may differ materially in objectives, strategies, holdings, risks, fees, liquidity, tax treatment, and other characteristics.

Quarter End Returns (%) as of 9/30/2026

Ticker	Name	Inception Date	Gross Exp. Ratio	Net Exp. Ratio	Return Basis	Q3 2026	YTD	1 Yr	3 Yr	5 Yr	10 Yr	Since Inception
VanEck ETFs												
TRUD	VanEck Consumer Discretionary TruSector ETF	08/20/2025	0.16	0.16	NAV	-5.12	-5.81	-5.15	—	—	—	-0.14
					Market Price	-5.12	-5.71	-5.06	—	—	—	0.01
Investment Objective: *An actively managed ETF that seeks long-term capital appreciation by investing in securities of consumer discretionary-related companies or instruments that provide exposure to consumer discretionary-related companies.*												
TRUU	VanEck Utilities TruSector ETF	07/07/2026	0.10	0.10	NAV	—	—	—	—	—	—	-13.09
					Market Price	—	—	—	—	—	—	-12.91
Investment Objective: *An actively managed ETF that seeks long-term capital appreciation by investing in securities of utilities-related companies or instruments that provide exposure to utilities-related companies.*												
TRUC	VanEck Communication Services TruSector ETF	02/18/2026	0.14	0.14	NAV	3.47	—	—	—	—	—	2.35
					Market Price	3.55	—	—	—	—	—	2.53
Investment Objective: *An actively managed ETF that seeks long-term capital appreciation by investing in securities of communication services-related companies or instruments that provide exposure to information communication services-related companies.*												
TRUF	VanEck Financials TruSector ETF	04/01/2026	0.10	0.10	NAV	-0.46	—	—	—	—	—	8.34
					Market Price	-0.51	—	—	—	—	—	8.51
Investment Objective: *An actively managed ETF that seeks long-term capital appreciation by investing in securities of financials-related companies or instruments that provide exposure to financials-related companies.*												
TRUI	VanEck Industrials TruSector ETF	06/02/2026	0.10	0.10	NAV	-9.65	—	—	—	—	—	-3.70
					Market Price	-5.13	—	—	—	—	—	-2.62
Investment Objective: *An actively managed ETF that seeks long-term capital appreciation by investing in securities of industrials-related companies or instruments that provide exposure to industrials-related companies.*

NAV - 1 0.80 - 16.40 - 21.71 16.37 1 7.06 1 0.91 2.51 NLR VanEck Uranium and Nuclear ETF 08/1 3/2007 0.52 0.52 Market Price - 1 0.79 - 16.70 - 21.84 16.38 1 7.02 1 0.94 2.52 Investment O6jectiv'e: To replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS% Global Uranium & Nuclear Ener gy Index (MVNLRTR), which is intended to track the overall performance of companies involved in: (i) uranium mining; (ii) the construction, engineering and maintenance of nuclear power facilities and nuclear reactors; (iii) the production of electricity from nuclear sources; or (iv) providing equipment, technolo gy and/or services to the nuclear power industry. NAV - 6.12 22.87 29.76 24.57 21.54 IBOT VanEck Robotics ETF 04/05/2023 0.47 0.47 Market Price - 6.1 1 22.64 29.79 24.54 22.1 7 Investment O6jectiv'e: To replicate as closely as possible, before fees and expenses, the price and yield performance of the BIueStar% Robotics Index, which is intended to track the overall performance of companies involved in robotics. NAV - 1 5.32 - 13.58 - 9.78 2.40 - 4.20 0.38 3.13 MORT VanEck Mortgage REIT Income ETF 08/16/201 1 0.43 0.43 Market Price - 1 5.33 - 13.50 - 9.87 2.36 - 4.20 0.34 3.35 Investment O6jectiv'e: To replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS% US Mortgage REITs Index (MVMORTTG), which is intended to track the overall performance of U.S. mortgage real estate investment trusts. NAV - 0.84 - 21.47 - 22.26 — — — - 1 0.92 GPZ VanEck Alternative Asset Manager ETF 06/04/2025 0.40 0.40 Market Price - 0.42 - 21.36 - 22.1 0 — — — - 1 1.40 Investment O6jectiv'e: To track as closely as possible, before fees and expenses, the price and yield performance of the MarketVector Alternative Asset Managers Index (MVAAt TTR), which is intended to track the overall performance of alternative asset managers across private equity, venture capital, private credit, private real estate, and private infrastructure. NAV BIZD VanEck BDC Income ETF 02/1 1/201 3 9.69 9.69 Market Price Investment O6jectiv'e: To replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS% US Business Development Companies Index (MVBDCTRG), which tracks the overall performance of publicly traded business development companies. 6.41 7.22 5.1 0 3.85 - 3.44 - 3.84 3.27 6.40 7.22 5.16 3.90 - 3.34 - 3.68 3.76

Other ETFs mentioned

XLY	State Street® Consumer Discretionary Select Sector SPDR® ETF	12/16/1998	0.08	0.08	NAV	-7.02	-8.28	-8.44	11.50	4.80	11.66	9.39
					Market Price	-6.99	-8.29	-8.42	11.49	4.81	11.66	9.27

Investment Objective: *To provide investment results that, before expenses, correspond generally to the price and yield performance of the Consumer Discretionary Select Sector Index (the "Index").*

VCR	Vanguard Consumer Discretionary Index Fund ETF Shares	01/26/2004	0.09	0.09	NAV	-7.76	-6.79	-7.21	11.52	4.21	12.50	10.41
					Market Price	-7.85	-6.87	-7.21	11.52	4.18	12.50	10.44

Investment Objective: *To track the performance of a benchmark index that measures the investment return of consumer discretionary stocks.*

FDIS	Fidelity MSCI Consumer Discretionary Index ETF	10/21/2013	0.08	0.08	NAV	-7.72	-6.69	-7.13	11.59	4.24	12.72	11.84
					Market Price	-7.71	-6.73	-7.21	11.56	4.22	12.72	11.92

Investment Objective: *To provide investment returns that correspond, before fees and expenses, generally to the performance of the MSCI USA IMI Consumer Discretionary 25/50 Index.*

XLU	State Street® Utilities Select Sector SPDR® ETF	12/16/1998	0.08	0.08	NAV	-12.40	-5.70	-7.04	13.51	7.47	8.23	7.29
					Market Price	-12.37	-5.69	-6.98	13.53	7.48	8.23	7.21

Investment Objective: *To provide investment results that, before expenses, correspond generally to the price and yield performance of the Utilities Select Sector Index (the "Index").*

VPU	Vanguard Utilities Index Fund ETF Shares	01/26/2004	0.09	0.09	NAV	-12.07	-5.66	-7.16	13.63	7.43	8.09	9.12
					Market Price	-12.00	-5.68	-7.18	13.62	7.43	8.10	9.15

Investment Objective: *To track the performance of a benchmark index that measures the investment return of utilities stocks.*

UTES	Virtus Reaves Utilities ETF	09/23/2015	0.49	0.49	NAV	-13.96	-10.11	-14.32	21.04	13.10	11.13	12.26
					Market Price	-13.83	-10.14	-14.55	21.05	13.07	11.12	12.29

Investment Objective: *To provide total return through a combination of capital appreciation and income, primarily through investments in equity securities of companies in the utility sector.*

FUTY	Fidelity MSCI Utilities Index ETF	10/21/2013	0.08	0.08	NAV	-12.03	-5.57	-7.09	13.68	7.49	8.13	9.02
					Market Price	-11.97	-5.58	-7.08	13.68	7.50	8.14	9.08
Investment Objective: *To provide investment returns that correspond, before fees and expenses, generally to the performance of the MSCI USA IMI Utilities 25/50 Index.*												
XLC	State Street® Communication Services Select Sector SPDR® ETF	06/18/2018	0.08	0.08	NAV	3.82	-4.88	-5.12	20.52	7.85	—	11.18
					Market Price	3.91	-4.88	-5.10	20.54	7.87	—	11.31
Investment Objective: *To provide investment results that, before expenses, correspond generally to the price and yield performance of the Communication Services Select Sector Index (the "Index").*												
VOX	Vanguard Communication Services Index Fund ETF Shares	09/23/2004	0.09	0.09	NAV	3.70	-0.90	2.55	23.19	7.33	8.85	8.73
					Market Price	3.80	-0.91	2.55	23.18	7.35	8.85	8.79
Investment Objective: *To track the performance of a benchmark index that measures the investment return of telecommunication services stocks.*												
XLF	State Street® Financial Select Sector SPDR® ETF	12/16/1998	0.08	0.08	NAV	-0.14	-1.36	0.61	18.99	9.14	12.76	6.04
					Market Price	-0.04	-1.32	0.68	19.02	9.16	12.77	5.59
Investment Objective: *To provide investment results that, before expenses, correspond generally to the price and yield performance of the Financial Select Sector Index (the "Index").*												
VFH	Vanguard Financials Index Fund ETF Shares	01/26/2004	0.09	0.09	NAV	-0.85	-1.29	0.84	19.56	9.18	12.46	6.48
					Market Price	-0.82	-1.28	0.93	19.58	9.19	12.46	6.51
Investment Objective: *To track the performance of a benchmark index that measures the investment return of financial stocks.*												
IYF	iShares U.S. Financials ETF	05/22/2000	0.37	0.37	NAV	-1.20	-1.45	0.70	20.68	10.52	12.68	6.80
					Market Price	-1.14	-1.46	0.77	20.66	10.52	12.69	6.82
Investment Objective: *To track an index composed of U.S. equities in the financials sector.*

Defense ETF Price Price Intelligence ETF Capped ETF Equity ETF 12.03 1 3.47 1 5.63 25.92 - 0.80 - 3.25 NAV - 14.52 12.08 1 3.48 1 5.64 25.92 - 0.75 - 3.26 Market Price - 14.44 ITA ishares U.S. Aerospace & 05/01/2006 0.37 0.37 e sector. Investment O6jectiv'e: To track an index of U.S. equities in the aerospace and defens - 2.98 1 5.69 1 5.61 1 8.84 - 12.58 - 6.58 NAV - 8.00 - 3.19 1 5.61 1 5.38 19.04 - 12.33 - 6.74 Market - 8.81 URA Global X Uranium ETF 1 1/04/201 0 0.69 0.69 investment O6jecfiv'e: To provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Solactive Global Uranium & Nuclear Components Total Return Index. 25.01 — 7.99 3.41 NAV - 9.16 - 13.32 - 18.40 25.09 — 7.68 3.47 Market - 9.75 - 13.54 - 18.89 URNM Sprott Uranium Miners ETF 12/03/2019 0.75 0.75 investment O6jecfiv'e: To provide investment results that, before fees and expenses, correspond generally to the total return performance of the VettaFi Global Uranium Mining Index (the “Index’). 9.47 9.27 0.06 12.93 - 0.47 - 2.35 NAV - 6.38 9.57 9.14 - 0.09 12.86 - 0.49 - 2.71 Market - 7.14 Price BOTZ Global X Robotics & Artificial 09/12/2016 0.68 0.68 investmen I Objective: To provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the lndxx Global Robotics & Artificial Intelligence thematic Index. - 1.90 0.63 - 4.39 2.33 - 9.06 NAV - 1 5.35 - 13.22 - 1.92 0.63 - 4.39 2.36 - 9.1 0 Market - 1 5.31 - 13.21 Price REM ishares Mortgage Real Estate 01/2007 0.48 0.48 investment O6jecfiv'e: To track an index composed of U.S. REITs holding residential and commercial mortgages. 2.21 7.1 0 0.05 9.62 - 13.93 NAV 2.04 - 13.07 2.19 7.03 - 0.08 9.57 - 14.20 Market 1.75 - 13.60 Price PSP Invesco Global Listed Private 1 24/2006 1.75 1.75 investment O6jecfiv'e: To track the investment results (before fees and expenses) of the Red Rocks Global Listed Private Equify Index (the “Underlying Index’).

NAV 1.56 - 7.07 - 5.62 4.86 — — 12.21 PBDC Putnam BDC Income ETF 09/29/2022 1 1.77 1 1.77 Market Price 1.53 - 7.31 - 5.85 4.78 — — 12.44 Investment objective. Σ Seeks current income. Source: Morningstar. As of 9/30/2026. Performance is based on net asset value (NAV) and re//ects roto/ returns, including reinvested distributions. Returns for periods longer than one year are annualized. Since - inCeption returns for ETFs with less than one year of history ore cumulative. ” — ” indicates the ETF had nQt lOUnChed at the start o/the period. Expense ratios (B) are from each ETF's most recent prospectus; net expense ratios refleCt any fee waivers or reimbursements, whiCh may expire. *** fi›*^7• rmance data quoted f •R resentS R^• t performance. P •• P erformance is not a guarantee ofj'uture results. Investment return and R^ inci R• •• • e OfDn investment will fluctuate so rhor an investor's shares, when redeemed, may be worth more or less than their original cost. Perj'ormance may be lower or higher th •• P erformance data quoted. Please call 800.826.2333 or visit vaneck.com for per]'ormance current to the most recent month ended. International Equities India ETFs are down 11 — 16% YTD, with about $1.6B of estimated losses. Indonesia had a much worse year: EIDO is down 36% YTD and about 41% over three years. Greater China ETFs (KWEB, MCHI, FXI) have about $3.6B of losses but no close VanEck match. Notes Minimum correlation (%) Return (96) Est. loss Losing ETF VanEck ETF Morningstar category 93 — 13.5 $895M INDA INDZ! / GLIN India Equity 94 — 12.5 $354M FLIN 94 — 1 1.5 $233M EPI INDZ only 92 — 16.1 $95M INDY Also down about 41 0 é over 3 years 94 — 35.8 $230M EIDO IDX Focused Region Source: Morningstar. As of 9/30/2026. Correlation is based on 3 - year returns except where indicated with . Peferenced ETFs may differ materially in objectives, strategies, holdings, risks, fees, liquidity, tax treatment, and other characteristics.

Quarter End Returns (%) as of 9/30/2026

Ticker	Name	Inception Date	Gross Exp. Ratio	Net Exp. Ratio	Return Basis	Q3 2026	YTD	1 Yr	3 Yr	5 Yr	10 Yr	Since Inception
VanEck ETFs												
INDZ	VanEck India Select ETF	02/18/2026	0.75	0.75	NAV	-6.55	—	—	—	—	—	-5.76
					Market Price	-5.16	—	—	—	—	—	-4.75

Investment Objective: *An actively managed ETF seeking long-term capital appreciation by investing in Indian companies with strong long-term return profiles, high capital efficiency, and resilient business models.*

Ticker	Name	Inception Date	Gross Exp. Ratio	Net Exp. Ratio	Return Basis	Q3 2026	YTD	1 Yr	3 Yr	5 Yr	10 Yr	Since Inception
GLIN	VanEck India Growth Leaders ETF	08/24/2010	0.80	0.72*	NAV	-6.75	-6.51	-2.59	5.76	1.85	0.34	-2.66
					Market Price	-7.56	-6.76	-2.92	5.44	1.88	0.23	-2.68

Investment Objective: *To replicate as closely as possible, before fees and expenses, the price and yield performance of the MarketGrader India All-Cap Growth Leaders Index (MGINGRNR), which consists of fundamentally sound Indian companies that exhibit attractive growth potential at a reasonable price.*

** Van Eck Associates Corporation (the "Adviser") has agreed to waive fees and/or pay Fund expenses to the extent necessary to prevent the operating expenses of the Fund (excluding acquired fund fees and expenses, interest expense, trading expenses, taxes and extraordinary expenses) from exceeding 0.70% of the Fund's average daily net assets per year until at least May 1, 2027. During such time, the expense limitation is expected to continue until the Fund's Board of Trustees acts to discontinue all or a portion of such expense limitation.*

Ticker	Name	Inception Date	Gross Exp. Ratio	Net Exp. Ratio	Return Basis	Q3 2026	YTD	1 Yr	3 Yr	5 Yr	10 Yr	Since Inception
IDX	VanEck Indonesia Index ETF	01/15/2009	0.86	0.57*	NAV	8.46	-36.21	-32.64	-12.89	-8.34	-5.43	3.48
					Market Price	7.37	-35.62	-32.63	-12.71	-8.31	-5.49	3.79

Investment Objective: *To replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® Indonesia Index (MVIDXTR), which includes securities of companies that are incorporated in Indonesia or that are incorporated outside of Indonesia but have at least 50% of their revenues/related assets in Indonesia.*

** Van Eck Associates Corporation (the "Adviser") has agreed to waive fees and/or pay Fund expenses to the extent necessary to prevent the operating expenses of the Fund (excluding acquired fund fees and expenses, interest expense, trading expenses, taxes and extraordinary expenses) from exceeding 0.57% of the Fund's average daily net assets per year until at least May 1, 2027. During such time, the expense limitation is expected to continue until the Fund's Board of Trustees acts to discontinue all or a portion of such expense limitation.*

Price ETF Price Earnings Fund Price Price investment O6jecfiv'e: To track the investment results of an index composed of 50 of the largest Indian equities. Other ETFs mentioned 5.26 5.96 0.61 2.07 - 9.95 - 13.47 NAV - 4.83 4.94 5.89 0.60 2.07 - 10.33 - 13.64 Market - 5.49 INDA ishares MSCI India ETF 02/02/2012 0.61 0.61 Indian equities. investment O6jecfiv'e: To track the investment results of an index composed of 5.17 — 1.70 2.98 - 9.24 - 12.51 NAV - 4.53 5.03 — 1.60 2.86 - 9.84 - 13.22 Market - 5.85 FLIN Franklin FTSE India 02/06/2018 0.19 0.19 investment O6jecfiv'e: To seek to provide investment results that closely correspond, before fees and expenses, to the performance of the FTSE India RIC Capped Index (the FTSE India Capped Index or the Underlying Index). 3.81 7.95 3.25 3.63 - 7.41 NAV - 3.93 - 11.53 3.74 7.85 3.21 3.57 - 7.85 Market - 4.79 - 12.01 EPI WisdomTree India 02/22/2008 0.84 0.84 Investment O6jectiv'e: To track the investment results of profitable companies in the Indian equity market. 4.54 5.56 - 0.62 - 0.24 - 12.03 NAV - 5.20 - 16.09 456 5.43 - 0.74 - 0.39 - 12.66 Market - 5.75 - 16.73 INDY ishares India 50 ETF 11/18/2009 0.65 0.65 NAV 4.47 - 35.78 - 31.06 - 16.27 - 8.82 - 5.47 - 2.24 EIDO ishares MSCI Indonesia ETF 05/05/2010 0.59 0.59 Market Price 3.71 - 36.15 - 31.30 - 16.16 - 8.62 - 5.56 - 1.79 investment O6jecfiv'e: To track the investment results of a broad - based index composed of Indonesian equities. Source: Morningstar. As of 9/30/2026. Performance is based on net asset value (NAV) arid rejects total returns, including reinvested distributions. Returns for periods longer than one'/ear are annualized. Since - inception returns for £TFs with less than one year of history are cumulative. ” — ” indicates the £TF had not launched at the start of tf,e period. Expense rotios (96) are from eocf, MP - 's most recent prospectus, - net expense ratios reflect any fee waivers or reimbursements, which may expire. roe performance data qaoted represen zs post performance. fest performance is not o guorontee o//uture results. Investment retarn e n d principal value of on investmen z wiiiJuctuaie so shot o n investor's shares, often redeemed. may be worth more or less than their original cost. I erformonce mop be lower or higher then performance dots quoted. I lense coll 800.826.2333 or risit vaneck.com f'or performance curren z to the most recenz month ended.

Important considerations • This is not tax advice. Whether a loss is worth harvesting, and whether a replacement fund is appropriate, depends on your cost basis, holding period, tax bracket and other positions. Consult a tax professional. • "Substantially identical" is not defined. None of the pairs above track the same index. But funds that hold the same underlying asset, such as spot bitcoin, spot ether or physical gold, may raise more questions than funds with different holdings. The IRS has not said whether the wash - sale rule applies to spot crypto ETFs, and H.R. 9172, a pending bill (introduced june 2026), would extend it to digital assets. • Correlation is not a guarantee. Two funds that moved together in the past may not do so in the future. Matches marked rest on less than a year of weekly data. • Funds differ. Correlated funds can still differ in holdings, fees, tracking, liquidity and risk. Some VanEck ETFs listed here are newer and smaller; consider trading volume and bid - ask spreads before investing. VanEck ETFs may have lower returns or higher expense ratios than the funds shown. • Loss figures are estimates. They describe fund - level declines, not what any individual investor has lost. Source: Morningstar. Returns and Correlations as of September 30, 2026; fund assets as of OCtober 2, 2026. Morningstar Categories are assigned by Morningstar based on portfolio holdings. Past performonCe is no guarantee offuture results. This article is for informational purposes only. It is not tax, legal or investment advice. Tax - loss harvesting has real tax consequences that depend on your individual situation. Talk to a qualified tax professional before selling any position to realize a loss. To receive more Investment Outlook insights, sign up in our subscription center.

IMPORTANT DISCLOSURES This is not an offer to buy or sell, or a recommendation to buy or sell any of the securities, financial instruments or digital assets mentioned herein. The information presented does not involve the rendering of personalized investment, financial, legal, tax advice, or any call to action. Certain statements contained herein may constitute projections, forecasts and other forward - looking statements, which do not reflect actual results, are for illustrative purposes only, are valid as of the date of this communication, and are subject to change without notice. Actual future performance of any assets or industries mentioned are unknown. Information provided by third party sources are believed to be reliable and have not been independently verified for accuracy or completeness and cannot be guaranteed. VanEck does not guarantee the accuracy of third party data. The information herein represents the opinion of the author(s), but not necessarily those of VanEck or its other employees. Van Eck O nchain Econom y ETF ( NODE) Disclosures The Fund may invest nearly all of its net assets in either Digital Transformation Companies and/or Digital Asset Instruments. The Fund does not invest in digital assets or commodities directly. An investment in the Fund invo Ives a substantial degree of risk and is not suitable for all investors. Investors in the Fund should be willing to accept a high degree of volatility in the price of the Fund's Sha res and the possibility of significant losses. An investment in the Fund is not a deposit with a bank and is not insured or guaranteed by the Federa I Deposit Insurance Corporation or any other govern ment agency. Therefore, you should consider carefully various risks before investing in the Fund, each of which could significantly and adversely affect the value of an investment in the Fund. market. as well os less regulation and thus fewer investor protections, as these EYPS are not investment companies registered under the Investment Company'Act oj' 1940 (“1940 Act”) or commodity' pools j'or the purposes of the Commodity Exchange Act (”CEO”}. Van Eck Bitcoin ETF (“ HODL”) Van Eck Ethereum ETF (“ETHV" ), Van Eck Solana ETF (’FSOL”) and VanEck Avalanche ETF f‘YAVX”) Disclosures Th is mater ial must be preceded or accompanied by a Prospectus (HODL: Prospectus, ETHV: Prospectus; VSOL: Prospectus; VAVX: Prospectus). An investment in the VanEck Ethereum ETF (“ETHV"), Van Eck Bitcoin ETF (”HO DL"), VanEck Solana ETF (”VSO L”) and Van Eck Avalanche ETF (’VAVX”) (collectively, the “Trusts”) may not be suita ble for all investors. Before investing you should carefully co nsider the Trusts‘ investment objectives, risks, cha rges and expenses. Investing involves significant risk, and you could lose money on an investment in the Trusts. The values of bitcoin, ether, Solana and AVAX a re highly volatile, and the value of the Trusts' sha res could decline rapidIy, including to zero. You could lose your entire principal investment. For a more complete discussion of the risk factors relative to the Trusts, carefully read the prospectuses. The Trusts' investment objectives are to reflect the performance of the price of bitcoin (in the case of HODL), ether (in the case of ETHV), Solana (in the case of VSOL) or AVAX (in the case of VAVX) less the expenses of each Trust‘s operations. The Trusts are passive investment vehicles that do not seek to generate returns beyond tracking the price bitcoin, ether, Solana or AVAX. Yhe Yrusts are not investment companies registered under the Investment Company'Act oj' 1940 (“ 1940 Act”) or commodity' pools for the p u rposes of tire Commodity' Exchange Act (”CEA”} . 5 hares oj' the Tr u sts are not subject to the same regulatory' req u irementsas mutuol funds . As o result, shareholders of the Yrusts do not have the protections associated with ownership oj' shares in an investment company' registered under the 1940 Act or the protections oflorded by' the CEA . An investment in either of the Trusts is subject to risks which include, but are not limited to, the historically and potentially future extreme volatility of bitcoin, ether, Solana and AVAX, various potential factors that may adversely affect the liquidity of the Trusts' shares, the limited history of the indices from which the value of bitcoin, ether, Solana and AVAX and hence the value of Trusts' shares will be determined, potential threats to the Trusts' respective custodians, and the unregulated nature and lack of transparency surrounding the operations of bitcoin, ether, Solana and AVAX trading platforms, all of which may ultimately adversely affect the value of shares of the Trusts. Please note that this is not an exhaustive list of risks pertaining to the Trusts. Please read carefully the prospectuses for a complete list of potential risks. VSOL and VAVX may stake a portion of their SOL or AVAX. Staking involves additional risks, including that staked assets may be subject to lock - up or unbonding periods, may be subject to slashing or loss, and may be unavailable to meet redemptions, and staking rewards are not guaranteed. Please read the prospectuses for a description of staking risks. Because shares of the Trusts are intended to reflect the price of the digital assets held in the Trusts, the market price of the shares is subject to fluctuations similar to those affecting digital asset prices. Additionally, shares of the Trusts are bought and sold at market price, not at net asset value (”NAV”). Brokerage commissions will reduce returns. The Trusts' shares trade like stocks, are subject to investment risk and will fluctuate in market value. The value of the Trusts' shares relate directly to the value of the digital assets held by the Trusts (less their expenses), and fluctuations in the price of the digital assets could materially and adversely affect an investment in the Trusts' shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the digital assets represented by them. The Trusts do not generate any income, and as the Trusts regularly issue shares to pay for the Sponsor's ongoing expenses, the amount of digital assets represented by each Share will decline over time. This content is published in the United States for residents of specified countries. Investors are subject to securities and tax regulations within their applicable jurisdictions that are not addressed on this content. Nothing in this content should be considered a solicitation to buy or an offer to sell shares of any investment in any jurisdiction where the offer or solicitation would be unlawful under the securities laws of such jurisdiction, nor is it intended as investment, tax, financial, or legal advice. Investors should seek professional advice for their particular situation and jurisdiction.

The Sponsor of the Trusts is VanEck Digital Assets, LLC. The Marketing Agent for the Trusts is Van Eck Securities Corporation. VanEck Digital Assets, LLC., and Van Eck Securities Corporation are wholly - owned subsidiaries of Van Eck Associates Corporation. @ Van Eck Associates Corporation, 666 Third Avenue, New York, NY 10017 Phone: 800.826.2333 VanEck Merk Gold ETF (OUNZ) Disclosures VanEck Merk6 Gold ETF: This material must be preceded or accompanied by a prospectus for the VanEck Merk Gold ETF (the"Trust"). Before investing. you should carefully consider the Trust's investment objectives. risks. charges and expenses. This and other information is in the prospectus. a copy of which may be obtained by visiting vaneck.com/ounz or calling 800.826.2333. Please read the prospectus carefully before you invest. Investing involves risk, including possible loss of principal. The Trust is not an investment company registered under the Investment Company Act of 1940 or a commodity pool for the purposes of the Commodity Exchange Act. Shares of the Trust are not subject to the same regulatory requirements as mutual funds. Because shares of the Trust are intended to reflect the price of the gold held in the Trust, the market price of the shares is subject to fluctuations similar to those affecting gold prices. Additionally, shares of the Trust are bought and sold at market price, not at net asset value (”NAV"). Brokerage commissions will reduce returns. The sponsor of the VanEck Merk Gold ETF is Merk Investments LLC (the ”Sponsor"). Van Eck Securities Corporation provides marketing services to the Trust. The request for redemption of shares for gold is subject to a number of risks including but not limited to the potential for the price of gold to decline during the time beMeen the submission of the request and delivery. Delivery may take a considerable amount of time depending on your location. The Sponsor of the Trust is Merk Investments, LLC. The Marketing Agent for the Trust is Van Eck Securities Corporation. @ Merk Investments LLC. Oc Van Eck Associates Corporation. General VanEck ETF Risks The principal risks of investing in VanEck ETFs include sector, market, economic, political, foreign currency, world event, index tracking, active management, social media analytics, derivatives, blockchain, commodities and non - diversification risks, as well as fluctuations in net asset value and the risks associated with investing in less developed capital markets. The Funds may loan their securities, which may subject them to additional credit and counterparty risk. ETFs that invest in high - yield securities are subject to subject to risks associated with investing in high - yield securities; which include a greater risk of loss of income and principal than funds holding higher - rated securities; concentration risk; credit risk; hedging risk; interest rate risk; and short sale risk. ETFs that invest in companies with small capitalizations are subject to elevated risks, which include, among others, greater volatility, lower trading volume and less liquidity than larger companies. Please see the prospectus of each Fund for more complete information regarding each Fund's specific risks. Investing involves substantial risk and high volatility. including possible loss of principal. An investor should consider the investment objective. risks. charges and expenses ofa Fund carefully before investing. To obtain a prospectus and summary prospectus. which contain this and other information. call 800.826.2333 or visit vaneck.com. Please read the prospectus and summary prospectus carefully before investing. @ Van Eck Securities Corporation, Distributor, a wholly - owned subsidiary of Van Eck Associates Corporation.

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The principal risks of investing in VanEck ETFs and mutual funds include, but are not limited to, sector, market, economic, political, foreign currency, world event, index tracking, active management, social media analytics, derivatives, blockchain, commodities and non-diversification risks, as well as fluctuations in net asset value and the risks associated with investing in less developed capital markets. VanEck ETFs may also be subject to authorized participant concentration, no guarantee of active trading market, trading issues, passive management, fund shares trading, premium/discount risk and liquidity of fund shares risks. VanEck ETFs or mutual funds may loan their securities, which may subject them to additional credit and counterparty risk. ETFs or mutual funds that invest in high-yield securities are subject to subject to risks associated with investing in high-yield securities; which include a greater risk of loss of income and principal than funds holding higher-rated securities; concentration risk; credit risk; hedging risk; interest rate risk; and short sale risk. ETFs or mutual funds that invest in companies with small capitalizations are subject to elevated risks, which include, among others, greater volatility, lower trading volume and less liquidity than larger companies. **Please see the prospectus of each Fund for more complete information regarding each Fund's specific risks.**

Investing involves risk including possible loss of principal. Bonds and bond funds will decrease in value as interest rates rise. An investor should consider the investment objective, risks, charges and expenses of a fund carefully before investing. To obtain a prospectus and summary prospectus, which contain this and other information, call 800.826.2333 or visit vaneck.com. Please read the prospectus and summary prospectus carefully before investing.

This website is published in the United States for residents of specified countries. Investors are subject to securities and tax regulations within their applicable jurisdictions that are not addressed on this website. Nothing on this website should be considered a solicitation to buy or an offer to sell shares of any investment in any jurisdiction where the offer or solicitation would be unlawful under the securities laws of such jurisdiction, nor is it intended as investment, tax, financial, or legal advice. Investors should seek such professional advice for their particular situation and jurisdiction.

All investing is subject to risk, including the possible loss of the money you invest. As with any investment strategy, there is no guarantee that investment objectives will be met and investors may lose money. Diversification does not ensure a profit or protect against a loss in a declining market. Past performance is no guarantee of future results.

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